CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated as of the report dates stated below, relating to the financial statements and financial highlights which appear in the Annual Reports to Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Report Date	Annual Shareholder Report Date	Fund Name
12/18/2009	10/31/2009	Columbia Intermediate Municipal Bond Fund
12/18/2009	10/31/2009	Columbia New Jersey Intermediate Municipal Bond Fund
12/18/2009	10/31/2009	Columbia Rhode Island Intermediate Municipal Bond Fund
5/21/2010	3/31/2010	Columbia Georgia Intermediate Municipal Bond Fund
5/21/2010	3/31/2010	Columbia Maryland Intermediate Municipal Bond Fund

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts December 27, 2010